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                                                                    Exhibit 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3/A), Post-effective Amendment No. 1, of Cypress Semiconductor Corporation pertaining to the registration of $400,000,000 of its securities as described in the Registration Statement of our reports dated September 12, 1998, with respect to the consolidated financial statements of IC Works, Inc., included in the Current Report on Form 8-K/A, of Cypress Semiconductor Corporation, dated March 24, 1999, filed with the Securities and Exchange Commission.


Ernst & Young, LLP

March 3, 2000
San Jose, California